Exhibit 21.1

                          dick clark productions, inc.
                            Subsidiaries & Affiliates

                           dick clark film group, inc.
                         dick clark presentations, inc.
                         dick clark media archives, inc.
                          dick clark restaurants, inc.
                               C & C Joint Venture
                              dick clark corporate
                                productions, inc.
                            Metcalf Restaurants, Inc.
                            Reno Entertainment, Inc.
                      Dick Clark's American Bandstand Club
                           Buckeye Entertainment, Inc.
                           Hoosier Entertainment, Inc.
                              Kenwood Entertainment
                                 King of Prussia
                            Entertainment dick clark
                               entertainment, inc.
                      dick clark company - Nashville, inc.
                              St. Ann Entertainment
                                Austin ABG, Ltd.
                            Austin ABG Partners, Inc.
                          ABG Operating (Austin), Inc.
                            Austin Concessions, Inc.
                             Maybe Productions, Inc.
                         Family Secret Productions, Inc.
                            Bandstand Holdings, Inc.